SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                              APRIL 28, 1998
             Date of Report (Date of Earliest Event Reported)

                            EAGLE FINANCE CORP.
          (Exact name of registrant as specified in its charter)





                                 DELAWARE
                       (State or other jurisdiction
                             of incorporation)

     0-24286                                         36-2464365
   (Commission                                      (IRS Employer
  File Number)                                   Identification No.)

                     1425 TRI-STATE PARKWAY, SUITE 140
                          GURNEE, ILLINOIS  60031
            (Address of principal executive offices)(Zip Code)

                              (847) 855-7150
           (Registrant's telephone number, including area code)







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ITEM 5. OTHER EVENTS

On April 28, 1998, Eagle Finance Corp., a Delaware corporation (the "Company"), announced that it had a net loss of $12.7 million for the year ended December 31, 1997 and that it intends to suspend payments on its outstanding Rising Interest Subordinated Redeemable Securities. The press release issued on April 28, 1998 by the Company is attached hereto as
Exhibit 1.

On April 29, 1998, the Company announced that it was notified by the NASD that the NASD will delist the Company's common stock from the Nasdaq National Market effective the opening of business on May 4, 1998. The press release issued on April 29, 1998 by the Company is attached hereto as
Exhibit 2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  EXHIBITS.

          99.1 Press release issued by the Company on April 28, 1998 announcing earnings for the year ended December 31, 1997 and the suspension of payments on its outstanding Rising Interest Subordinated Redeemable Securities.

          99.2 Press release issued by the Company on April 29, 1998 announcing the delisting of its common stock.







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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EAGLE FINANCE CORP.,
                                   a Delaware corporation

                                   By:  /S/ ROBERT J. BRAASCH

Date:April 29, 1998                Robert J. Braasch
                                        Chief Financial Officer and
                                        Senior Vice President








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